[SUNTERRA LOGO]



FOR IMMEDIATE RELEASE

Contact:  Steve Miller                  At the Financial Relations Board:
          Chief Executive Officer       Lise Needham (general information)
          (407) 532-1000                Elaine Asher (analyst contact)
                                        (415) 986-1591

          James Noyes
          Chief Operating Officer
          (407) 532-1000

           SUNTERRA CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
            TOTAL REVENUES UP 35%; NET INCOME UP 44% AND EPS UP 41%

     ORLANDO, FLORIDA, NOVEMBER 4, 1998 -- Sunterra Corporation, (NYSE: OWN) today announced record financial performance for the three months ended September 30, 1998.

     Steve Miller, the Company's new CEO and President, commented, "Since joining the company in October, I have become increasingly confident that combining Sunterra's high quality, worldwide portfolio premier vacation ownership resorts into Club Sunterra, its innovative points based vacation ownership and reservation club, is the best approach to capitalize on the immense opportunity available today."

     Total revenues for the third quarter were $127.1 million, up 35% from $94.2 million in the third quarter of 1997. Vacation ownership revenues increased 29% to $103.3 million from $79.9 in the third quarter of 1997, including a 172% increase in vacation points sales in the 1998 third quarter.

     Interest income increased 23% in the third quarter of 1998 to $14.2 million, up from $11.5 million in the 1997 third quarter. Gain on sale of mortgages receivable totaled $1.0 million, which included a cash gain of $0.6 million and a non-cash gain of $0.4 million. There were no sales of mortgages receivable in the comparable period of 1997. Other income increased 204% to $8.5 million, up from $2.8 million reported a year earlier, reflecting a significant increase in the recurring resort management fee revenues paid by Sunterra's growing member base.

     Net income for the third quarter of 1998 increased 44% to $14.3 million, up from recurring net income of $9.9 million in the third quarter last year. On a diluted per share basis, net income increased 41% to 38 cents in the 1998 third quarter, up from recurring net income of 27 cents per share in the 1997 third quarter. EBITDA for the third quarter of 1998 increased 58% to $41.1 million from EBITDA of $26.1 million for the third quarter of 1997. EBITDA margins increased to 32.4% in the third quarter of 1998, up from 27.6% for the comparable period of 1997.


                                     -MORE-

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 2

     Recurring net income for the third quarter of 1997 excludes $4.1 million ($2.5 million, net of taxes) for merger related expenses and $0.4 million ($0.2 million, net of taxes) for an extraordinary loss related to the early retirement of indebtedness, a total of 7 cents per share.

     Total costs and operating expenses improved to 72.5% of total revenue during the third quarter, compared with 78.0% in the 1997 third quarter, causing the operating margin to increase by 25%, from 22.0% of revenue to 27.5% of revenue. As a result, third quarter income from operations increased 69.1% to $35.0 million, up from $20.7 million in the 1997 third quarter. Cost of sales as a percentage of vacation ownership revenue declined to 23.5% from 24.5% in the third quarter of 1997, principally due to continued strong sales in Europe where acquisition costs have been favorable.

     "For the ninth consecutive quarter since going public, we have delivered record year over year performances in revenues, net income and earnings per share,'' said Miller. "Our strong third quarter results reflect a substantial increase in recurring management fee income from acquired resorts, continuing improvement in operations at acquired companies and increased sales efficiency at mature resorts."

     "During the quarter, we introduced Club Sunterra to our existing ownership base, converted mortgages receivable into cash thereby managing our debt levels and strengthened our senior management team," Miller continued. "We are confident Club Sunterra will generate recurring revenues and meaningful margin improvement over time."

     "During the quarter, we acquired a $69.1 million portfolio of mortgages receivable from HTD in connection with our $77.5 million cash purchase of the Ridge Tahoe project and sold without recourse $101.9 million of mortgages receivable in three transactions, generating $82.2 million in cash and repaying $17.5 million in debt," Miller added. "By turning these receivables into cash, we have eliminated our default risk and reduced our debt balances. As a result of the cash generated and debt retired in these sales, our net mortgages receivable balance increased only $14.2 million and our total debt increased by $1.5 million over the second quarter of 1998. The completion of these transactions demonstrates a ready and willing market to purchase our receivables at prices of book value or above. Having completed two of these transactions in a volatile market environment, we view our portfolio as a reliable source of low cost capital giving us financial flexibility to support continued growth," Miller concluded.

     At September 30, 1998, gross mortgages receivable were $413.0 million, up from $397.7 million at June 30, 1998. The Company's allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.3%, unchanged from the quarter ended June 30, 1998.

     Delinquent consumer loans at September 30, 1998 were 4.4% as a percentage of gross mortgages receivable, down from 4.5% at September 30, 1997 and up from 4.2% at June 30, 1998. Consumer loans are considered delinquent if scheduled payments are more than 60 days past due. In addition, the Company had commenced deed-in-lieu of foreclosure or foreclosure proceedings on 2.5% of its consumer loans as of September 30, 1998, as compared to 2.4% as of June 30, 1998.



                                    - MORE -

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 3



     On an actual sales basis, vacation ownership sales increased 27% to $105.6 million in the third quarter of 1998, up from $82.9 million in the third quarter of 1997. Actual sales for the period do not include percentage of completion adjustments and other GAAP required adjustments.

     At comparable resorts on a GAAP basis, total interval revenues increased 11%, the number of intervals sold increased 6% and the average price per interval sold increased 4%. At comparable resorts on an actual basis, total interval revenues increased 6%, the number of intervals sold increased 3% and the average price per interval sold increased 3%.

     Sunterra Corporation is the world's largest vacation ownership company, with 87 resort locations around the world and more than 210,000 owner families.

     This release contains forward-looking statements, which include Sunterra's expansion plans, future prospects and other forecasts and statements of expectations. Actual results might differ materially from those expressed in any forward looking statements made by Sunterra due to, among other things, factors related to the timing and terms of future acquisitions and the introduction of Club Sunterra, mortgage receivables financing, integration of acquired operating companies and resort properties and those factors identified in Sunterra's filings with the Securities and Exchange Commission, including those set forth in Items 1 and 2 of Sunterra's Annual Report on Form 10-K for the year ended December 31, 1997.


                          - FINANCIAL TABLES FOLLOW -

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 4



                              SUNTERRA CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                               THREE MONTHS ENDED
                          ($ IN THOUSANDS, UNAUDITED)


                                                         SEPTEMBER 30
                                                    -----------------------
                                                      1998           1997
                                                    --------       --------
Revenues:
Vacation ownership sales                            $103,292        $79,915
Interest income                                       14,208         11,488
Gain on sale of receivables                            1,032             --
Other income                                           8,520          2,831
                                                    --------       --------
    TOTAL REVENUES                                   127,052         94,234
                                                    --------       --------

Costs and Operating Expenses:
Vacation ownership cost of sales                      24,291         19,579
Advertising, sales and marketing                      45,472         35,718
Loan portfolio:
  Interest expense--treasury                           1,743          2,939
  Other expenses                                         727          1,145
  Provision for doubtful accounts                      3,252          2,278
General and administrative                            13,182         10,231
Depreciation and amortization                          3,409          1,604
                                                    --------       --------
    Total costs and operating expenses                92,076         73,494
                                                    --------       --------

INCOME FROM OPERATIONS                                34,976         20,740
Interest expense--other, net                          11,416          4,304
Equity loss on investment in JV                           38              6
                                                    --------       --------

INCOME BEFORE PROVISION FOR TAXES                     23,522         16,430
Provision for income taxes                             9,173          6,572
                                                    --------       --------
Net income before nonrecurring items                  14,349          9,858
Merger costs, net of taxes                                --          2,446
Extraordinary item, net of taxes                          --            248
                                                    --------       --------
NET INCOME                                          $ 14,349        $ 7,164
                                                    ========       ========
NET INCOME--DILUTED                                 $ 15,559        $ 7,164
                                                    ========       ========

Shares outstanding:
  Basic                                               35,888         35,562
  Diluted                                             40,793         36,480

Earnings per share--before extraordinary item:
  Basic                                             $   0.40        $  0.21
  Diluted                                           $   0.38        $  0.20

Earnings per share:
  Basic                                             $   0.40        $  0.20
  Diluted                                           $   0.38        $  0.20

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 5


                              SUNTERRA CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                               NINE MONTHS ENDED
                          ($ IN THOUSANDS, UNAUDITED)

                                                          SEPTEMBER 30
                                                   ----------------------------
                                                     1998                1997
                                                   --------            --------

Revenues:
Vacation ownership sales                           $260,834            $210,261
Interest income                                      38,979              29,529
Gain on sale of receivables                           1,032                  --
Other income                                         22,207               9,495
                                                   --------            --------
  TOTAL REVENUES                                    323,052             249,285
                                                   --------            --------
Costs and Operating Expenses:
Vacation ownership cost of sales                     61,928              54,317
Advertising, sales and marketing                    117,849              94,757
Loan portfolio:
  Interest expense-treasury                           5,919              10,877
  Other expenses                                      2,930               4,457
  Provision for doubtful accounts                     9,412               6,013
General and administrative                           37,247              30,793
Depreciation and amortization                         8,219               4,269
                                                   --------            --------
  Total costs and operating expenses                243,504             205,483
                                                   --------            --------
INCOME FROM OPERATIONS                               79,548              43,802
Interest expense-other, net                          28,014               7,160
Minority interest in profits of LP                       --                 123
Equity loss on investment in JV                           7                 126
                                                   --------            --------
INCOME BEFORE PROVISION FOR TAXES                    51,527              36,393
Provision for income taxes                           20,095              14,376
                                                   --------            --------
Net income before nonrecurring items                 31,432              22,017
Merger costs, net of taxes                               --               5,984
Extraordinary loss, net of taxes                        129                 766
                                                   --------            --------
NET INCOME                                         $ 31,303            $ 15,267
                                                   ========            ========
NET INCOME - DILUTED                               $ 34,933            $ 15,267
                                                   ========            ========
Shares outstanding:
  Basic                                              35,888              35,081
  Diluted                                            41,357              35,853
Earnings per share - before extraordinary item:
  Basic                                               $0.88               $0.46
  Diluted                                             $0.85               $0.45
Earnings per share:
  Basic                                               $0.87               $0.44
  Diluted                                             $0.84               $0.42

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 6


                              SUNTERRA CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                          ($ IN THOUSANDS, UNAUDITED)

                                               SEPTEMBER 30,    DECEMBER 31,
                                                        1998            1997
                                               -------------    ------------
ASSETS:
Cash and cash equivalents                         $   58,180        $ 38,487
Cash in escrow                                        27,440           9,485
Mortgages receivable, net                            386,889         331,735
Due from related parties                              22,929          25,576
Other receivables, net                                32,741          17,669
Income tax receivable                                     --           4,719
Prepaid expense and other assets                      22,832          13,047
Investment in joint ventures                          21,942          15,657
Real estate and development costs                    303,350         219,299
Property and equipment, net                           68,939          35,024
Intangible assets, net                                95,556          50,447
                                                  ----------        --------
    TOTAL ASSETS                                  $1,040,798        $761,145
                                                  ==========        ========

LIABILITIES AND EQUITY:
Accounts payable                                  $   18,814        $ 25,196
Accrued liabilities                                   75,566          68,047
Due to related parties                                    --           1,032
Income taxes payable                                   9,000              --
Deferred taxes                                        28,585          23,752
Notes payable                                        668,755         435,208
                                                  ----------        --------
    TOTAL LIABILITIES                                800,720         553,235
                                                  ----------        --------

Stockholders' equity                                 240,078         207,910
                                                  ----------        --------

    TOTAL LIABILITIES AND EQUITY                  $1,040,798        $761,145
                                                  ==========        ========

Sunterra Corporation Reports Record Third Quarter Results
November 4, 1998
Page 7

                              SUNTERRA CORPORATION
                             EBITDA RECONCILIATION
                          THREE AND NINE MONTHS ENDED
                          ($ IN THOUSANDS, UNAUDITED)

                                      THREE MONTHS            NINE MONTHS
                                  ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                                  ------------------       ------------------
                                    1998       1997         1998       1997
Net Income                        $14,349     $7,164       $31,303    $15,267
Interest expense - treasury         1,743      2,939         5,919     10,877
Interest expense - other           11,416      4,304        28,014      7,160
Capitalized interest expense
  included in cost of sales         1,025        775         2,587      2,159
Income taxes                        9,173      6,572        20,095     14,376
Non-recurring costs, net of tax        --      2,694           129      6,750
Depreciation and amortization       3,409      1,604         8,219      4,269
                                  -------------------------------------------
EBITDA                            $41,115    $26,052       $96,266    $60,858
                                  ===========================================